Exhibit 99.2

[LETTERHEAD OF CHRISTIAN & SMALL LLP]

STEVEN A. BENEFIELD	Direct Dial (205)250-6634
E-Mail Address:SABenefield@csattornevs.com

February 15, 2006

Sanmina-SCI Corporation
2700 North First Street
San Jose, California 95134

Re:                   Sanmina-SCI Corporation- Issuance of $600,000,000 of Registered 8.125% Senior Subordinated Notes Due 2016

Ladies and Gentlemen:

We have acted as special counsel to the Alabama subsidiaries of Sanmina-SCI Corporation, a Delaware corporation (the “Company”), named in Schedule I hereto (the “Alabama Subsidiary Guarantors” and, together with the Company and the additional subsidiary guarantors named on Schedule II hereto, the “Registrants”), in connection with the filing by the Registrants with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Alabama Subsidiary Guarantors and the additional guarantors are collectively referred to herein as the “Subsidiary Guarantors.”

Pursuant to the Registration Statement, the Company is registering under the Securities Act an aggregate principal amount of $600,000,000 of registered 8.125% Senior Subordinated Notes due 2016 (the “Notes”) upon the terms set forth in the Registration Statement. The Notes are guaranteed by each of the Subsidiary Guarantors (each, a “Guarantee” and collectively, the “Guarantees”). The Notes and Guarantees are collectively referred to as the “Securities.”

The Securities will be issued pursuant to an indenture dated as of February 15, 2006 (the “Indenture”) among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as trustee.

In rendering the opinions expressed below, we have examined originals or copies of: (a) the Registration Statement, in the form filed with the Commission; (b) the Indenture; (c) the Notes Guarantees executed at closing; and (d) the other documents delivered by or on behalf of the Company, the Subsidiary Guarantors and the Trustee as of the date hereof in connection with the delivery of the Securities. We have also examined copies of such company records of the Alabama Subsidiary Guarantors, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

With your permission and without any verification by us, we have assumed the following for purposes of rendering the opinions set forth herein:

(i)            The genuineness of all signatures, the legal capacity of all natural persons to execute and deliver documents, perform the transaction or to carry out their role in it, the authenticity and completeness of documents submitted to us as originals and the completeness and conformity with authentic original documents of all documents submitted to us as copies, each document has been unconditionally delivered, and that all documents, books and records made available to us by the Alabama Subsidiary Guarantors are accurate and complete.

(ii)          We have relied, without independent verification, on representations made in the Transaction Documents and certificates and other inquiries of officers of the Notes Guarantors. We also have relied on certificates of public officials, including Certificates of Good Standing for each Notes Guarantor issued by the State of Alabama Department of Revenue and Certificates of Existence issued by the Alabama Secretary of State. Our opinions set forth below as to capitalization, valid existence, due qualification and good standing of the Alabama Subsidiary Guarantors and execution and delivery of the transaction documents are based solely on the certificates referenced above.

We have no knowledge that the foregoing assumptions are false. We have no knowledge of facts that, under the circumstances, would make our reliance on the foregoing assumptions unreasonable.

Members of our firm are admitted to the bar in the State of Alabama, and we express no opinion as to any matter relating to laws of any jurisdiction other than the laws of the State of Alabama as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale, registration or issuance thereof.

On the basis of the foregoing and in reliance thereon and having regard for legal considerations which we deem relevant, and subject to the limitations and qualifications set forth herein, we advise you that in our opinion:

1. Each corporate Alabama Subsidiary Guarantor corporation is duly incorporated and the limited liability company Alabama Subsidiary Guarantor is duly organized and is validly existing in good standing under the laws of the State of Alabama;

2.             The Alabama Subsidiary Guarantors have duly authorized, executed and delivered the Indenture;

3.             The Alabama Subsidiary Guarantors have duly authorized, executed and delivered their respective Notes Guarantees; and,

4.             Each Alabama Subsidiary Guarantor has the requisite corporate or company power to execute, deliver, and perform its obligations under its Notes Guarantees.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement and any amendments thereto. Further, we consent to the reliance by Wilson Sonsini Goodrich & Rosati, Professional Corporation, on this letter in connection with their opinions regarding the enforceability of the Notes Guarantees against the Alabama Subsidiary Guarantors. This opinion letter speaks only at as of its date and is based solely on the facts and circumstances known to us and as of such date.

Very truly yours,

/s/ CHRISTIAN & SMALL, LLP

CHRISTIAN & SMALL, LLP

SCHEDULE I

Sanmina-SCI Systems (Alabama) Inc.

SCI Technology, Inc.

Scimex, Inc.

SCI Plant No. 5, L.L.C.

SCHEDULE II

Compatible Memory, Inc.

Hadco Corporation

Hadco Santa Clara, Inc.

Interagency, Inc.

Newisys, Inc.

Sanmina-SCI Systems Enclosures USA Inc.

Sanmina-SCI Systems Enclosures (Denton) Inc.

Sanmina-SCI Systems Holdings, Inc.

Sanmina-SCI USA, Inc.

SCI Systems, Inc.

Viking Interworks, Inc.

SCI Plant No. 22, L.L.C.

Sanmina General, L.L.C.

Sanmina Limited, L.L.C.

Sanmina Texas, L.P.